Exhibit 99.1



            REFAC OPTICAL GROUP REPORTS FISCAL SECOND QUARTER RESULTS
              ____________________________________________________

                  Company Appoints Principal Accounting Officer

Fort Lee, New Jersey (September 14, 2006) - Refac Optical Group (AMEX: REF) today announced results for the fiscal second quarter and six months ended July 31, 2006.

The Company reported a net loss for the three months ended July 31, 2006, of $846,000, or $0.05 per diluted share, compared with a net loss of $324,000, or $0.02 per diluted share, for the prior year period. The net loss from continuing operations was $1.06 million, or $0.06 per diluted share, for the second quarter of fiscal 2006, compared with a net loss from continuing operations of $443,000, or $0.03 per diluted share, for the prior year period.

To provide a better understanding of core retail optical results and trends, the Company also reported adjusted financial results, which are non-GAAP financial measures. The adjusted operating loss from continuing operations was $773,000 for the second quarter of 2006, compared with $358,000 for the prior year period. The $415,000 increase is primarily the result of an increase in selling, general and administrative expenses due to new store openings, increased advertising to offset decreased vision care sales and higher variable costs partially offset by an increase in gross profit due to higher sales. A reconciliation of non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

Total revenues for the three months ended July 31, 2006, increased to $44.5 million from $43.2 million for the prior year. This increase was principally attributable to a $1.3 million increase in retail product sales and a $539,000 increase in services offset by a $577,000 decrease in intellectual property licensing-related revenues and other non-recurring income.

Commenting on the fiscal second quarter results, J. David Pierson, president and chief executive officer of Refac Optical Group, said, "We are pleased that we were able to increase revenues despite a $1.0 million decline in sales attributable to our managed vision care plans. In an effort to remedy this situation going forward, we reached an agreement in principle during the second quarter with EyeMed Vision Care, a leading managed vision care company, pursuant to which our U.S. Vision subsidiary will become a participating provider in the EyeMed Access and Select plans. We are very excited about this relationship and its considerable potential to drive sales growth and profitability for the Company and to support U.S. Vision's expansion initiatives."

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During the fiscal second quarter, the Company announced that it had completed its previously announced sale of its managed vision business to a wholly owned subsidiary of Centene Corporation (NYSE: CNC) for $8.9 million subject to certain additional post-closing adjustments. The Company recorded a gain on disposal of $85,000, including income tax expense of approximately $393,000.

Six Months Ended July 31, 2006
The Company reported net income for the six months ended July 31, 2006, of $663,000, or $0.04 per diluted share, compared with $3.0 million, or $0.18 per diluted share, for the prior year period. Net income from continuing operations was $85,000, or $0.01 per diluted share, for the first half of fiscal 2006, compared with net income from continuing operations of $2.5 million, or $0.15 per diluted share, for the prior year period.

For the six months ended July 31, 2006, adjusted operating income from continuing operations was $1.6 million for the first half of 2006, compared to $1.2 million for the prior year period. The $400,000 improvement is primarily the result of increases in optical related revenues.

Total revenues for the six months ended July 31, 2006, increased to $92.3 million from $89.8 million for the prior year. This increase was principally attributable to a $3.9 million increase in retail product sales and a $1.2 million increase in services offset by a $2.6 million decrease in intellectual property licensing-related revenues and other non-recurring income and was achieved despite a $2.7 million decline in sales attributable to its managed vision care plans.

Pierson continued, "After a 25 year relationship, JCPenney is not only our most important brand but also represents our most promising expansion opportunity. We are encouraged by JCPenney's recent announcement that it plans to open about 50 new stores per year beginning in 2007, primarily off-mall, and that on a long-term basis it has identified up to 400 opportunities for new stores, relocations or expansions."

"We are continuing to develop and improve our new Macy's fashion optical departments and plan on opening two new locations in October. These new optical departments will relocate to higher traffic locations within Macy's and will incorporate a new modern fashion look and feel. We opened our first fashion optical department a year ago and, including these two new additions, we will now have 12 such departments, all of which are operating under the Macy's brand, thereby establishing us a leader in this emerging category."

In conclusion, Pierson stated, "We are pleased with the continued progress in integrating our two core businesses, U.S. Vision and OptiCare. While we are hard at work managing costs and introducing operational enhancements, we are also actively seeking acquisitions that will complement our existing business and provide the Company with a more diversified portfolio of retail stores."

After the end of the fiscal second quarter, the Company announced an extension in the expiration date for the exercise of the non-transferable payment right granted to qualifying stockholders in connection with its February 28, 2003, merger with a wholly owned subsidiary of Palisade Concentrated Equity Partnership, L.P. The expiration date has been extended for one year from September 30, 2006 to September 30, 2007.

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In addition, on September 8, 2006, the Company's Board of Directors appointed
Carmen J. Nepa, III to serve as the Company's chief accounting officer and principal accounting officer. Mr. Nepa, age 40, has served as the Company's corporate controller since May 10, 2006. In addition, he has served as the chief financial officer of U.S. Vision since he joined U.S. Vision in October 2001 and as U.S. Vision's executive vice president since October 31, 2002. From December 1987 to October 2001, Mr. Nepa was a senior manager with Ernst & Young, LLP, U.S. Vision's independent registered accounting firm prior to March 2006 and the Company's independent registered accounting firm since May 2006. He is a Certified Public Accountant.

Reconciliation of Non-GAAP Financial Measures
This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission's Regulation G. Where noted, financial information is presented on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. The adjusted information should not be considered in isolation or viewed as a substitute for or superior to net income or other data prepared in accordance with GAAP as measures of the Company's operating performance or liquidity. In addition, the adjusted information is not necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, a table follows that reconciles non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

About Refac Optical Group
Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 533 retail locations in 47 states and Canada, consisting of 510 licensed departments, five freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 510 licensed departments, 349 are located at JCPenney stores, 63 at Sears, 29 at Macy's and Marshall Field's department stores, 26 at Boscov's department stores, and 30 at The Bay. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

On March 6, 2006, the Company completed its acquisitions of U.S. Vision, Inc. and OptiCare Health Systems, Inc., and on May 10, 2006, the Company's Board of Directors approved a change in the Company's fiscal year-end from December 31 to January 31. The quarter ended April 30, 2006 was the first quarter in which Refac Optical Group, U.S. Vision and OptiCare reported as a combined company. The financial results reported herein include consolidated financial results for all three companies for all periods presented with the quarterly results for the fiscal year ended January 31, 2006, reflecting the prior 2005 fiscal periods for the Company and OptiCare.

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Cautionary Statement Regarding Forward-Looking Statements

This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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

                                              REFAC OPTICAL GROUP
                           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Amounts in thousands, except share and per share data)

                                                            For the Three Months        For the Six Months
                                                               Ended July 31,             Ended July 31,
                                                           ---------------------      ------------------------
                                                               2006       2005          2006            2005
                                                           ----------  ---------      ----------     ---------
Net revenues:
    Product sales                                          $   38,764  $  37,447      $   81,182     $  77,238
    Services                                                    5,630      5,091          10,945         9,771
    Licensing related activities                                   50        173             105         1,968
    Other                                                          45        499              75           861
                                                           ----------  ---------      ----------     ---------
          Total revenues                                       44,489     43,210          92,307        89,838

Operating expenses:
    Cost of product sales                                      12,933     12,246          25,593        24,240
    Cost of services                                            2,179      1,957           4,181         3,703
    Selling, general and administrative                        28,478     27,135          57,591        54,713
    Merger expense                                                 40        249             587           251
    Loss on early extinguishment of debt                          157          -             301             -
    Depreciation and amortization                               1,663      1,693           3,344         3,310
                                                           ----------  ---------      ----------     ---------
       Total operating expenses                                45,450     43,280          91,597        86,217
                                                           ----------  ---------      ----------     ---------

Operating income (loss)                                          (961)       (70)            710         3,621

Other income (expense):
    Dividends and interest income                                 369        260             679           452
    Interest expense                                             (464)      (592)           (945)       (1,213)
                                                           ----------  ---------      ----------     ---------
Income (loss) from continuing operations before
    income taxes and minority interest                         (1,056)      (402)            444         2,860
Minority interest expense                                           -         43             245           279
Provision (benefit) for income taxes                                -         (2)            114            34
                                                           ----------  ---------      ----------     ---------
Income (loss) from continuing operations                       (1,056)      (443)             85         2,547
Income from discontinued operations,
    net of taxes and minority interest                            210        119             578           405
                                                           ----------  ---------      ----------     ---------
Net income (loss)                                          $     (846) $    (324)     $      663     $   2,952
                                                           ==========  =========      ==========     =========

Earnings (loss) per share:
    Basic:
       Continuing operations                               $   (0.06)  $   (0.03)     $     0.01     $   0.15
       Discontinued operations                                  0.01        0.01            0.03         0.03
                                                           ----------  ---------      ----------     ---------
       Net income (loss)                                   $   (0.05)  $   (0.02)     $     0.04     $   0.18
                                                           ==========  =========      ==========     =========
    Diluted:
       Continuing operations                               $   (0.06)  $   (0.03)     $     0.01     $   0.15
       Discontinued operations                                  0.01        0.01            0.03         0.03
                                                           ----------  ---------      ----------     ---------
       Net income (loss)                                   $   (0.05)  $   (0.02)     $     0.04     $   0.18
                                                           ==========  =========      ==========     =========

Weighted average shares outstanding:
    Basic                                                      18,015     16,494          17,770        16,493
    Diluted                                                    18,015     16,494          18,096        16,507


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                                              REFAC OPTICAL GROUP
                                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands, except share and per share data)

                                                                                         July 31,      January 31,
                                                                                           2006            2006
                                                                                      -------------    ------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                         $     5,210      $     10,129
    Accounts receivable, net of allowances for doubtful accounts of $304
       and $220 at July 31, 2006 and January 31, 2006, respectively                         9,553            10,676
    Investments being held to maturity                                                     30,286            24,229
    Inventories                                                                            19,321            20,205
    Prepaid expenses and other current assets                                               1,348             1,262
    Assets held for sale                                                                        -             2,092
                                                                                      -------------    ------------
          Total current assets                                                             65,718            68,593

Property and equipment, net                                                                32,407            34,544
Restricted cash and investments being held to maturity                                      5,158             4,849
Licensed optical department agreements                                                     17,367            14,856
Goodwill                                                                                    6,136             4,746
Other intangibles, net                                                                        280               300
Assets held for sale, non-current                                                               -             5,384
Other assets                                                                                  798             1,247
                                                                                      -------------    ------------
          Total assets                                                                $   127,864       $   134,519
                                                                                      =============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                                                  $     7,489       $     8,627
    Accrued expenses                                                                        6,628             8,958
    Accrued salaries and related expenses                                                   1,291             1,783
    Customer deposits                                                                       3,423             3,358
    Deferred revenue                                                                        3,240             3,174
    Current portion of capital lease obligations                                              679               724
    Current portion of long-term debt                                                       1,506             4,926
    Liabilities of business held for sale                                                       -             3,991
    Other current liabilities                                                                 894               940
                                                                                      -------------    ------------
          Total current liabilities                                                        25,150            36,481

Capital lease obligations, net of current portion                                           1,058             1,372
Long-term debt, net of current portion                                                      2,792             3,378
Revolving line of credit                                                                   13,809            14,983
Subordinated debt                                                                           9,000            10,000
Other long-term liabilities                                                                   314               389
Minority interest                                                                               -             3,943
Temporary equity                                                                            4,158             4,849


Stockholders' equity:
    Common stock, $0.001 par value; 25,000,000 shares authorized;
       17,848,472 and 16,484,335 shares outstanding at July 31, 2006
       and January 31, 2006, respectively                                                      18                16
    Additional paid-in capital                                                             97,526            85,002
    Treasury stock, at cost; 171,525 and 88,223 shares at July 31, 2006
       and January 31, 2006, respectively                                                  (1,430)             (738)
    Unearned compensation                                                                       -               (89)
    Accumulated deficit                                                                   (24,223)          (24,759)
    Receivable from issuance of common stock                                                 (308)             (308)
                                                                                      -------------    ------------
          Total stockholders' equity                                                       71,583            59,124
                                                                                      -------------    ------------
          Total liabilities and stockholders' equity                                  $   127,864      $    134,519
                                                                                      =============    ============
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                                              REFAC OPTICAL GROUP
                           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (Amounts in thousands)

                                                                                              For the Six Months
                                                                                                 Ended July 31,
                                                                                          ---------------------------
                                                                                             2006             2005
                                                                                          ----------       ----------
Cash flows from operating activities:
   Net income                                                                             $     663        $  2,952
   Adjustments to reconcile net income to
      net cash provided by operating activities:
       Depreciation and amortization                                                          3,401           3,531
       Stock-based compensation                                                                 219               9
       Gain on sale of managed vision business                                                  (85)              -
       Loss on disposal of fixed assets                                                         178              17
       Minority interest                                                                        278             351
       Amortization of debt issue costs                                                         221              70
       Amortization of discount on securities                                                  (574)           (416)
       Other                                                                                      -             (71)
       Changes in operating assets and liabilities, net of effect of acquisitions:
         Accounts receivable                                                                  1,299             272
         Inventories                                                                            909            (950)
         Prepaid expenses and other assets                                                     (353)            129
         Accounts payable and accrued expenses                                               (3,690)         (2,968)
         Deferred revenue and customer deposits                                                 159             870
         Assets and liabilities of business held for sale                                         -             (42)
         Other current liabilities                                                             (466)           (185)
                                                                                          ----------       ----------
           Net cash provided by operating activities                                          2,159           3,569

Cash flows from investing activities:
   Purchase of investments being held to maturity, net                                       (2,177)           (353)
   Payments received on notes receivable                                                        359             102
   Expenditures for property and equipment                                                   (1,386)         (1,824)
   Investments in acquisitions, net of cash acquired                                            (20)           (150)
   Proceeds from sale of businesses, net of cash sold                                         6,306           3,451
   Purchase of restricted certificates of deposit                                                 -            (204)
                                                                                          ----------       ----------
           Net cash provided by investing activities                                          3,082           1,022

Cash flows from financing activities:
   Net payments on revolving line of credit                                                  (1,502)         (5,839)
   Principal payments on long-term debt and capital leases                                   (2,506)         (2,358)
   Principal payments on subordinated debt                                                   (1,000)           (171)
   Purchase of treasury stock                                                                  (681)              -
   Proceeds from issuance of preferred stock                                                      -           4,445
   Proceeds from issuance of common stock                                                         -             528
   Other                                                                                        (29)            142
                                                                                          ----------       ----------
           Net cash used in financing activities                                             (5,718)         (3,253)
                                                                                          ----------       ----------
   Net increase (decrease) in cash and cash equivalents                                        (477)          1,338
   Cash and cash equivalents at beginning of period                                           5,687           4,298
   Cash and cash equivalents included in assets held for sale                                     -            (933)
                                                                                          ----------       ----------
   Cash and cash equivalents at end of period                                             $   5,210        $  4,703
                                                                                          ==========       ==========

Supplemental disclosures:
   Cash paid for interest                                                                 $     946        $  1,196
                                                                                          ==========       ==========
   Cash paid for income taxes                                                             $     187        $     76
                                                                                          ==========       ==========
   Non-cash transactions:
   Property and equipment financed through
     capital leases and other indebtedness                                                $      63        $    352
                                                                                          ==========       ==========

   Issuance of common stock in exchange for minority interest                             $  11,804        $      -
                                                                                          ==========       ==========
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                                              REFAC OPTICAL GROUP
                                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                            (Amounts in thousands)
                                                  (Unaudited)

                                                          For the Three Months            For the Six Months
                                                             Ended July 31,                  Ended July 31,
                                                       --------------------------      -------------------------
                                                           2006            2005            2006           2005
                                                       ----------       ---------      ----------     ----------
Operating income (loss) - GAAP basis                   $    (961)       $   (70)       $   710        $  3,621
Adjustments:
    Merger transaction expenses                               40            249            587             251
    Loss on early extinguishment of debt                     157              -            301               -
    Non-recurring intellectual property
       licensing-related revenues                              -           (118)             -          (1,857)
    Non-recurring health services settlement
       revenues, net of expenses                              (9)          (455)           (15)           (773)
    Non-recurring related party consulting services            -            (16)             -             (60)
    Asset management search expenses                           -             52              -              52
                                                       ----------       ---------      ----------     ----------
Adjusted operating income                              $    (773)       $  (358)       $ 1,583        $  1,234
                                                       ==========       =========      ==========     ==========
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